SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

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FREIGHTCAR AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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FREIGHTCAR AMERICA, INC.

Two North Riverside Plaza, Suite 1300

Chicago, Illinois 60606

AMENDMENT NO. 1 TO PROXY STATEMENT

DATED MAY 7, 2013

Explanatory Note

On April 12, 2013, FreightCar America, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). On May 2, 2013, the Company filed additional materials relating to the Proxy Statement with the SEC. This Amendment No. 1 to Proxy Statement (this “Amendment”) is being filed solely to amend and supplement certain information presented in the section entitled “PROPOSALS TO BE VOTED ON – Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan” beginning on page 4 of the Proxy Statement and the Proxy Statement shall be deemed to be amended to reflect the below information. Except as amended or supplemented by the information contained herein, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote in person or by proxy at the annual meeting. To the extent that the information herein differs from or updates information contained in the Proxy Statement, the information herein is more current. You may access the Company’s filings through the website maintained by the SEC at http://www.sec.gov/.

If you have already submitted a proxy card or voted, your vote remains valid and you do not need to vote again in connection with this amendment. If you wish to change your vote, you may follow the procedure in Can I revoke my proxy or change my vote after I return my proxy card? found on page 2 of the Proxy Statement.

Amended Proxy Disclosure

This Amendment amends only the parts of the disclosure in the Proxy Statement identified below. Deleted text is shown below as crossed through, and new text is shown below as underlined.

The second paragraph appearing under the caption “PROPOSALS TO BE VOTED ON – Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan” on page 5 of the Proxy Statement is hereby amended as follows:

“The Board approved the amended and restated Incentive Plan on March 6, 2013, subject to the approval of our stockholders. The Board approved an amendment to the amended and restated Incentive Plan on May 7, 2013, subject to the approval of our stockholders. The following summary of the Incentive Plan and the amendments to the Incentive Plan should be read in conjunction with, and is qualified by reference to, the full text of the Incentive Plan, as amended and restated, which is included in this proxy statement as Appendix I.”

The section appearing under the caption “PROPOSALS TO BE VOTED ON – Proposal 3 – Approval of the Amendment and Restatement of the FreightCar America, Inc. 2005 Long Term Incentive Plan – Description of the Amendments” on page 5 of the Proxy Statement is hereby amended as follows:

“Description of the Amendments. As described below, the Incentive Plan would be amended to, among other things:

•	Add 800,000 shares of common stock to be available for issuance under the Incentive Plan;

•

Provide for fungible share counting under which the number of shares authorized to be issued under the Incentive Plan is reduced by 2.0 shares for every one share that was subject to a restricted share, restricted share unit (“RSU”), performance share, or other full value stock based award granted after the effective date of the restated Incentive Plan;

•	Prohibit reissuance of shares under the Incentive Plan under certain conditions;

•	Extend the termination date from April 5, 2015 to May 23, 2023;

•

Provide that upon the occurrence of a change of control, as defined in the Incentive Plan, all awards will fully vest following a change of control only if, within 24 months of such change in control, the participant terminates employment upon the participant’s death or disability (as defined in the Incentive Plan) or upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason, as defined in the Incentive Plan (commonly described as “double trigger” vesting);

•	Allow the Committee (as defined in the Incentive Plan) to make awards under the Incentive Plan subject to restrictive covenants, such as non-competition requirements;

•	Empower the Committee to recoup awards to current and former employees for engaging in activities that are detrimental to the Company (commonly described as a “claw-back” provision);

•	Limit the amounts payable to any individual Incentive Plan participant, including separate, lower award limitations for directors;

•	Expand the list of business criteria applicable for performance-based awards;

•	Add annual cash incentive awards to the list of permitted awards; and

•	Clarify other provisions and limits in the Incentive Plan.”

Appendix I to the Proxy Statement is amended to add the amendment to the amended and restated Incentive Plan (the “Plan Amendment”) attached hereto as Appendix A. The Plan Amendment amends the amended and restated Incentive Plan by substituting the following for Section 4(b) of the Incentive Plan:

“(b) Any Shares related to Awards that terminate by expiration, forfeiture, or cancellation without the issuance of such Shares, cash or other benefit in lieu of Shares shall be available again for grant under the Plan. The following Shares shall not become available for issuance under the Plan: (i) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan; (ii) Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.”

The Plan Amendment should be read together with the amended and restated Incentive Plan attached as Appendix I to the Proxy Statement.

The changes set forth above are the only changes to the Proxy Statement for the annual meeting. Otherwise, the Proxy Statement remains unchanged.

Other Matters

Please Note: The Company is not sending a revised proxy card; if you have not already voted, please use the proxy card sent with the Proxy Statement. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement.

APPENDIX A

FIRST AMENDMENT OF

FREIGHTCAR AMERICA, INC. 2005 LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective May 17, 2013)

WHEREAS, FreightCar America, Inc. (the “Company”), maintains the FreightCar America, Inc. 2005 Long Term Incentive Plan (As Amended and Restated Effective May 17, 2013); and

WHEREAS, the Company previously has amended the Plan and now considers it necessary and desirable to further amend the Plan;

NOW, THEREFORE, in exercise of the authority reserved to the Company in Section 9(d) of the Plan, the Plan, as amended, be and is hereby further amended, effective as of May 17, 2013, by substituting the following for Section 4(b) of the Plan:

“(b) Any Shares related to Awards that terminate by expiration, forfeiture, or cancellation without the issuance of such Shares, cash or other benefit in lieu of Shares shall be available again for grant under the Plan. The following Shares shall not become available for issuance under the Plan: (i) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan; (ii) Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.”

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